                                                                    EXHIBIT 99.2

                     CITIGROUP LIFE INSURANCE AND ANNUITIES
                             ASSETS TO BE ACQUIRED
                         AND LIABILITIES TO BE ASSUMED
                         COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 2004

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Citigroup Inc.:

     We have audited the accompanying combined balance sheet of Citigroup's Life Insurance and Annuities Assets to be Acquired and Liabilities to be Assumed (the "Company") as of December 31, 2004, and the related combined statements of income, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined financial statements represent a carve out of certain businesses from a consolidated group of companies rather than a complete legal entity. See Note 1 to the financial statements for a description of the basis of presentation.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                                          /S/  KPMG LLP

Hartford, Connecticut
May 11, 2005

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
                          COMBINED STATEMENT OF INCOME

                                                              FOR THE YEAR ENDED
                                                                 DECEMBER 31,
                                                                     2004
                                                              ------------------
                                                               ($ IN MILLIONS)
REVENUES
Premiums....................................................        $1,314
Net investment income.......................................         2,973
Realized investment gains...................................            14
Fee income..................................................           711
Other revenues..............................................           161
                                                                    ------
  Total Revenues............................................         5,173
                                                                    ------
BENEFITS AND EXPENSES
Current and future insurance benefits.......................         1,529
Interest credited to contractholders........................         1,386
Amortization of deferred acquisition costs..................           434
General and administrative expenses.........................           580
                                                                    ------
  Total Benefits and Expenses...............................         3,929
                                                                    ------
INCOME FROM OPERATIONS BEFORE FEDERAL AND FOREIGN INCOME
  TAXES.....................................................         1,244
FEDERAL AND FOREIGN INCOME TAXES
  Current...................................................            60
  Deferred..................................................           283
                                                                    ------
  Total Federal and Foreign Income Taxes....................           343
                                                                    ------
NET INCOME..................................................        $  901
                                                                    ======

                   See Notes to Combined Financial Statements

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
                             COMBINED BALANCE SHEET

                                                               DECEMBER 31,
                                                                   2004
                                                              ---------------
                                                              ($ IN MILLIONS)
                                   ASSETS
Fixed maturities, available for sale at fair value
  (including $2,303 subject to securities lending
  agreements) (cost $43,189)................................      $45,433
Equity securities, at fair value (cost $304)................          346
Mortgage loans..............................................        2,246
Policy loans................................................        1,084
Short-term securities.......................................        3,301
Trading securities, at fair value...........................        1,504
Other invested assets.......................................        2,035
                                                                  -------
  Total Investments.........................................       55,949
                                                                  -------
Cash........................................................          501
Investments income accrued..................................          547
Premium balances receivable.................................          171
Reinsurance recoverable.....................................        4,012
Deferred acquisition costs..................................        2,926
Separate and variable accounts..............................       31,183
Other assets................................................        2,044
                                                                  -------
  Total Assets..............................................       97,333
                                                                  -------

                                 LIABILITIES
Contractholder funds........................................       36,076
Future policy benefits and claims...........................       14,211
Separate and variable accounts..............................       31,183
Deferred Federal and foreign income taxes...................          850
Trading securities sold not yet purchased, at fair value....          473
Other liabilities...........................................        5,593
                                                                  -------
  Total Liabilities.........................................       88,386
                                                                  -------


Shareholder's Equity
Common stock (see Note 7)...................................          131
Additional paid-in capital..................................        3,141
Retained earnings...........................................        4,030
Accumulated other changes in equity from nonowner sources...        1,645
                                                                  -------
  Total Shareholder's Equity................................        8,947
                                                                  -------
  Total Liabilities and Shareholder's Equity................      $97,333
                                                                  =======

                   See Notes to Combined Financial Statements

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             COMBINED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

                                                              FOR THE YEAR ENDED
                                                                 DECEMBER 31,
                                                                     2004
                                                              ------------------
                                                               ($ IN MILLIONS)
COMMON STOCK
Balance, January 1,.........................................        $  131
Changes in common stock.....................................            --
                                                                    ------
Balance, December 31,.......................................           131
                                                                    ======
ADDITIONAL PAID IN CAPITAL
Balance, January 1,.........................................         2,959
Stock options tax expense...................................            (2)
Capital contributed by parent...............................           184
                                                                    ------
Balance, December 31,.......................................         3,141
                                                                    ======
RETAINED EARNINGS
Balance, January 1,.........................................         3,848
Net income..................................................           901
Citigroup MIS (see Note 11).................................           (46)
Dividends...................................................          (673)
                                                                    ------
Balance, December 31,.......................................         4,030
                                                                    ======
ACCUMULATED OTHER CHANGES IN EQUITY FROM NONOWNER SOURCES
Balance, January 1,.........................................         1,357
Unrealized gains, net of tax................................           145
Foreign currency translation, net of tax....................            45
Derivative instrument hedging activity gains, net of tax....            98
                                                                    ------
Balance, December 31,.......................................         1,645
                                                                    ======
SUMMARY OF CHANGES IN EQUITY FROM NONOWNER SOURCES
Net income..................................................           901
Citigroup MIS (see Note 11).................................           (46)
Other changes in equity from nonowner sources...............           288
                                                                    ------
Total changes in equity from nonowner sources...............         1,143
                                                                    ======
TOTAL SHAREHOLDER'S EQUITY
Changes in total shareholder's equity.......................           652
Balance, January 1,.........................................         8,295
                                                                    ------
Balance, December 31,.......................................        $8,947
                                                                    ======

                   See Notes to Combined Financial Statements

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
                        COMBINED STATEMENT OF CASH FLOWS
                          INCREASE (DECREASE) IN CASH

                                                              FOR YEAR ENDED
                                                               DECEMBER 31,
                                                                   2004
                                                              ---------------
                                                              ($ IN MILLIONS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................     $    901
Adjustment to reconciled net income to net cash provided by
  operating activities
  Net realized (gains)......................................          (14)
  Deferred Federal and foreign income taxes.................          283
  Amortization of deferred acquisition costs................          457
  Additions to deferred acquisition costs...................         (889)
  Investment income accrued.................................         (175)
  Premium balances receivable...............................          (28)
  Insurance reserves........................................          500
  Change in trading account assets..........................          279
  Change in trading account liabilities.....................         (164)
  Non-cash Citigroup tax top-off (see Note 6)...............          (55)
  Other.....................................................           43
                                                                 --------
       Net cash provided by operating activities............        1,138
                                                                 --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturities of investments
     Fixed maturities.......................................        6,430
     Mortgage loans.........................................          700
  Proceeds from sales of investments
     Fixed maturities.......................................        8,342
     Equity securities......................................          112
     Mortgage loans.........................................           52
     Real estate held for sale..............................           55
  Purchases of investments
     Fixed maturities.......................................      (19,933)
     Equity securities......................................         (146)
     Mortgage loans.........................................         (944)
  Policy loans, net.........................................           10
  Short-term securities purchases, net......................         (465)
  Other investments sales, net..............................          381
  Securities transactions in course of settlement, net......          711
                                                                 --------
       Net cash used in investing activities................       (4,695)
                                                                 --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Contractholder fund deposits..............................       10,565
  Contractholder fund maturities and withdrawals............       (6,598)
  Paid in capital from parent company.......................          184
  Dividends to parent company...............................         (674)
  Other.....................................................          (22)
                                                                 --------
       Net cash provided by financing activities............        3,455
                                                                 --------
Net (decrease) in cash......................................         (102)
Cash at December 31, previous year..........................          603
                                                                 --------
Cash at December 31, current year...........................     $    501
                                                                 ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Income taxes paid.........................................     $    102
                                                                 ========

                   See Notes to Combined Financial Statements

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION -- COMBINED FINANCIAL STATEMENTS

     The accompanying combined financial statements of Citigroup Life Insurance and Annuities Assets to be Acquired and Liabilities to be Assumed (the Transferred Businesses, or TB) represent the Citigroup operations to be sold pursuant to an Acquisition Agreement (the Agreement) entered into on January 31, 2005 between Citigroup Inc. (Citigroup) and MetLife, Inc. (MetLife). Under the terms of the Agreement, Citigroup agreed to sell certain of its domestic and international insurance operations to MetLife for $11.5 billion in consideration, subject to certain closing adjustments and financing arrangements. The transaction is subject to Citigroup's execution of specific transactions to exclude certain assets and liabilities prior to the close.

     The following summarizes the domestic and international businesses included in the sale. The combined financial statements have been prepared as if the TB had been standalone operations, though they are not necessarily representative of results had the TB operated as standalone operations. The financial results reflect allocations of corporate expenses from Citigroup, which may be different from comparable expenses that would have been incurred had the TB operated as a standalone company.

  DOMESTIC

     In accordance with the Agreement, Citigroup will sell the Hartford, Connecticut based Travelers Life & Annuity insurance operations (the Domestic Transferred Businesses or DTB). These operations include retail annuities, individual life insurance, corporate owned life insurance (COLI) and institutional annuity products. In addition, the sale also includes certain individual life and retail annuity business in runoff status since 2003. DTB total assets are $93.5 billion, which is approximately 96% of total TB assets and DTB net income is $819 million, which is approximately 91% of total TB net income.

     The following table summarizes the legal entities where the DTB reside, and the associated states of domicile for the insurance entities. These DTB legal entities, excluding certain assets and liabilities in accordance with the Agreement, will be transferred to MetLife.

    STATE OF DOMICILE                        LEGAL ENTITY NAME
    -----------------                        -----------------
    Connecticut         The Travelers Insurance Company (TIC)
    Connecticut         The Travelers Life and Annuity Company (TLAC)
    Arizona             Citicorp Life Insurance Company (CLIC)
    New York            First Citicorp Life Insurance Company (FCLIC)
    Bermuda             Citicorp International Life Insurance Company, Ltd. of
                        Hamilton Bermuda
    Florida             Citicorp International Life Insurance Company, Ltd. (U.S.
                        Branch) of Hamilton Bermuda (CILIC)
    South Carolina      The Travelers Life and Annuity Reinsurance Company (TLARC)
    N/A                 Trumbull Street Investments LLC (TSI)

     Among the range of retail annuity products offered are fixed and variable deferred annuities and payout annuities. Individual life insurance products offered include term, universal and variable life insurance. The COLI product is a variable universal life product distributed to corporations through independent specialty brokers. The institutional annuity products include institutional pensions, including guaranteed investment contracts (GICs), payout annuities, group annuities sold to employer-sponsored retirement and savings plans, structured settlements and funding agreements.

     Individual fixed and variable deferred annuities are primarily used for retirement funding purposes. Variable annuities permit policyholders to direct retirement funds into a number of separate accounts, which

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

offer differing investment options. Individual payout annuities offer a guaranteed payment stream over a specified or life-contingent period.

     Retail annuity products are distributed through Citigroup affiliated channels and non-affiliated channels. The Citigroup affiliated channels include CitiStreet Retirement Services, a division of CitiStreet LLC, (CitiStreet), a joint venture between Citigroup and State Street Bank; Smith Barney (SB), a division of Citigroup Global Markets Inc.; Primerica Financial Services (PFS); and Citibank. The non-affiliated channels primarily include a nationwide network of independent financial professionals and independent broker-dealers. Total annuity premiums and deposits were $5.7 billion in 2004. The primary Citigroup affiliated channels were: CitiStreet -- $1.5 billion, PFS -- $983 million,
SB -- $877 million and Citibank -- $529 million. The non-affiliated channels accounted for $1.8 billion of individual annuity premiums and deposits.

     Individual life insurance is used to meet estate, business planning and retirement needs and also to provide protection against financial loss due to death. Individual life products are primarily marketed by independent financial professionals who account for $745 million of the $964 million total life sales for 2004. SB and Citibank accounted for $81 million and $43 million, respectively, of total individual life sales for 2004.

     Institutional annuity products include fixed and variable rate GICs, which provide a guaranteed return on investments. Annuities are purchased by employer-sponsored plans to fulfill retirement obligations to individual employees. Payout annuities are used primarily as a pension close-out investment for companies. Structured settlements are purchased as a means of settling certain indemnity claims and making other payments to policyholders over a period of time. Funding agreement transactions offer fixed term and fixed or variable rate investment options with policyholder status to domestic and foreign institutional investors. These group annuity products are sold through direct sales and various intermediaries.

     Also included in the sale are two active broker-dealers, Tower Square Securities, Inc. (Tower Square) and Travelers Distribution LLC (TDLLC), wholly owned subsidiaries of TIC. Tower Square is an introducing broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Associate of Securities Dealers (NASD). Tower Square's principal activity is to facilitate the sale of variable annuity, variable universal life and other investment products and advisory services through independent registered representatives. TDLLC, a Delaware limited liability company, is a registered limited business broker-dealer under the Securities Exchange Act of 1934 and a member of NASD. TDLLC operates as the principal underwriter and distributor of the DTB' variable annuities and variable life insurance contracts.

     TIC's ownership of Tribeca Citigroup Investments Ltd. (Tribeca) is included in the sale. For further details regarding Tribeca, see Note 9.

     The DTB are licensed to sell and market their individual products in all 50 states, the District of Columbia, Canada, Puerto Rico, Guam, the Bahamas and the U.S. and British Virgin Islands.

  INTERNATIONAL

     In accordance with the Agreement, Citigroup will also sell certain portions of the International Insurance Manufacturing (IIM) operations (the International Transferred Businesses, or ITB). The ITB manufacture insurance products in eight countries with six wholly owned subsidiaries in Australia, Brazil, Argentina, the UK, Belgium and Poland and two joint ventures in Japan and Hong Kong. ITB total assets are $3.8 billion, which is approximately 4% of total TB assets and ITB net income is $82 million, which is approximately 9% of total TB net income.

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     From the manufacturing perspective, it offers a range of products including credit insurance, basic indemnity policies (such as accident and health products), traditional term life, group life, whole life, endowment, fixed and variable annuities, pension annuity and unit-linked policies.

     These products are distributed through Citigroup's consumer businesses, including its retail banking, credit cards and consumer finance franchises, as well as non-proprietary channels. Sales are also conducted through direct mail/telemarketing, branch sales, wholesaling networks, agencies and direct sales agents.

     The following table summarizes the legal entities and associated countries of operation. These ITB legal entities, excluding certain assets and liabilities in accordance with the Agreement, will be transferred to MetLife.

COUNTRY OF OPERATION                          MANUFACTURING OPERATION LEGAL NAME
--------------------                          ----------------------------------
Australia......................  Citicorp General Insurance Limited & Citicorp Life Insurance
                                 Limited
Argentina......................  Compania Previsional Citi S.A.,
                                 Siembra Administradora de Fondos de Jubilaciones y Pensiones
                                 S.A. (the Siembra Group or AFJP),
                                 Siembra Seguros de Retiro S.A.,
                                 Siembra Seguros de Vida S.A.,
                                 Best Market S.A.
Brazil.........................  CitiInsurance do Brasil Vida e Previdencia S.A.
Poland.........................  CitiInsurance Polska Towarzystwo Ubezpieczen na Zycie S.A.
U.K............................  CitiInsurance General Insurance Company Limited,
                                 CitiInsurance Life Assurance Company Limited & CitiInsurance
                                 Administration Services Limited
Belgium........................  CitiLife S.A./N.V.
Japan..........................  Mitsui Sumitomo CitiInsurance Life Insurance Co., Ltd.
                                 (joint venture)
                                 Citigroup Direct Marketing Japan Co., Ltd.
Hong Kong......................  Citi Fubon Life Insurance Company Hong Kong Limited (joint venture)
China..........................  CitiInsurance Life Insurance Company, Ltd. (in formation)
Bermuda........................  CitiInsurance Reinsurance (Bermuda) Ltd.
South Korea....................  CDMK, Inc.
USA............................  CitiInsurance International Holdings Inc.

     The Agreement effectively carves out Citigroup's Life Insurance and Annuity Business included in its Global Investment Management segment. As noted in the Agreement, the sale contemplates specific restructuring transactions that will occur to the legal entities where the TB are contained. The following is a summary of those assets, liabilities and related earnings which are not considered part of the TB, and accordingly have been excluded from the accompanying combined financial statements:

      (1) All TIC's membership in Keeper Holdings LLC, which holds an interest in CitiStreet;

      (2) All TIC's shares of Citigroup Series YYY and YY preferred stock, and all dividends with respect thereto;

      (3) All TIC's shares of American Financial Life Insurance Company stock, and all earnings with respect thereto;

      (4) All TIC's shares of Primerica Life Insurance Company stock, and all earnings with respect thereto;

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

      (5) All CLIC's shares of Citicorp Assurance Company stock, and all earnings with respect thereto;

      (6) Citilife S.A./N.V.'s .16% equity interest in Europa Financia Limited;

      (7) All TIC's obligations in the amount of $74 million and the related assets (including deferred tax assets) in the amount of $74 million associated with the Connecticut River Plaza lease;

      (8) CLIC's $542 million dividend of fixed maturities, and the earnings with respect thereto;

      (9) Citilife S.A./N.V. (or from one or more subsidiaries of Associates Financial Corporation Limited, and one or more subsidiaries of Citicorp Limited) $200 million dividend of short term investments in aggregate and the earnings with respect thereto;

     (10) All owned intellectual property and all trademarks used in connection with products offered only by or through the TB, its parent or affiliates. This includes, but is not limited to, the "umbrella" trademark and umbrella design trademark, and all trademarks which include the terms "citi," "Citi," the arc design and the blue wave design;

     (11) All TIC's net obligations in the amount of $452 million related to non-qualified employee benefit plans (including retiree welfare, pension, long-term disability, workers compensation and deferred compensation obligations) and associated assets consisting of $294 million in invested assets and other assets and a deferred tax asset of $158 million, and;

     (12) TIC's rights in respect to the future earnings or adverse development related to long-term care (LTC) accounts.

     The Agreement also provides for an indemnification from Citigroup to MetLife for specified tax liabilities incurred by a TB legal entity prior to the closing date. As referenced in the Agreement, the TB legal entities maintain tax reserves for potential audit liabilities for Federal and state income taxes and other taxes of approximately $80 million with respect to pre-closing date tax periods. These liabilities remain the obligation of the TB parent under either the indemnification agreement or under the Federal consolidated income tax return rules rather than of the TB legal entities. Accordingly, these liabilities are transferred to the TB parent and are not included in the accompanying combined financial statements.

     In accordance with the Agreement, the assets related to the $152.5 million dividend TIC paid to its parent on January 3, 2005 have been excluded from the accompanying combined financial statements. The ITB intercompany debt with Citigroup in the amount of $213 million, and the related assets associated with this liability, also have been excluded from the accompanying combined financial statements in accordance with the Agreement.

     The TB consolidate entities deemed to be variable interest entities when the TB are determined to be the primary beneficiary under Financial Accounting Standards Board (FASB) Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46).

     The ITB' operations utilize the Citigroup Management Information Systems
(MIS) process to report their management financial statements. Within Citigroup, MIS transactions are used to allocate revenue and expense adjustments between Citigroup legal entities to create management based income statements by region and product type. The ITB receive allocations for their manufacturing of insurance products distributed through Citigroup channels not being sold. MIS transactions are generally recorded on a fair market value basis between Citigroup entities for various services rendered without transfer of cash. See
Note 11 for further details.

     Significant intercompany transactions between TB have been eliminated.

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The combined financial statements and accompanying footnotes are prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and benefits and expenses during the reporting period. Actual results could differ from those estimates.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting policies discussed in this section are those that are considered to be significant to the portrayal of the TB' financial condition, since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain. In addition to the policies described below, there are certain accounting policies specific to the ITB' Argentina business, the Siembra Group, see section detailed below.

  INVESTMENTS

     Fixed maturities include bonds, notes and redeemable preferred stocks. Fixed maturities, including instruments subject to securities lending agreements (see Note 3), are classified as "available for sale" and are reported at fair value, with unrealized investment gains and losses, net of income taxes, credited or charged directly to shareholder's equity. Fair values of investments in fixed maturities are based on quoted market prices or dealer quotes. If quoted market prices are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment are used to determine fair value. Impairments are realized when investment losses in value are deemed other-than-temporary. The TB conduct a rigorous review each quarter to identify and evaluate investments that have possible indications of impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is other-than-temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the TB's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. Changing economic conditions -- global, regional, or related to specific issuers or industries -- could result in other-than-temporary losses.

     Also included in fixed maturities are loan-backed and structured securities (including beneficial interests in securitized financial assets). Beneficial interests in securitized financial assets that are rated "A" and below are accounted for under the prospective method in accordance with EITF 99-20. Under the prospective method of accounting, the investment's effective yield is based upon projected future cash flows. All other loan-backed and structured securities are amortized using the retrospective method. The effective yield used to determine amortization is calculated based upon actual and projected future cash flows.

     Equity securities, which include common and non-redeemable preferred stocks, are classified as "available for sale" and carried at fair value based primarily on quoted market prices. Changes in fair values of equity securities are charged or credited directly to shareholder's equity, net of income taxes.

     Mortgage loans are carried at amortized cost. A mortgage loan is considered impaired when it is probable that the TB will be unable to collect principal and interest amounts due. For mortgage loans that are determined to be impaired, a reserve is established for the difference between the amortized cost and the fair market value of the underlying collateral. Cash received on impaired loans is reported as income. In estimating fair value, the TB use interest rates reflecting the higher returns required in the current real estate financing market.

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Policy loans are carried at the amount of the unpaid balances that are not in excess of the net cash surrender values of the related insurance policies. The carrying value of policy loans, which have no defined maturities, is considered to be fair value.

     Short-term securities, consisting primarily of money market instruments and other debt issues purchased with a maturity of less than one year, are carried at amortized cost, which approximates fair value.

     Cash includes certificates of deposits and other time deposits with original maturities of less than 90 days.

     Trading securities and related liabilities, which are designated as such at time of purchase, are normally held for periods less than six months. These investments are marked to market with the change recognized in net investment income during the current period.

     Other invested assets include limited partnership and limited liability company interests in investment funds and real estate joint ventures accounted for on the equity method of accounting. Undistributed income is reported in net investment income. Also included in other invested assets is real estate held for sale, which is carried at the lower of cost or fair value less estimated cost to sell. Fair value of foreclosed properties is established at the time of foreclosure by internal analysis or external appraisers, using discounted cash flow analyses and other accepted techniques. Thereafter, an impairment for losses on real estate held for sale is established if the carrying value of the property exceeds its current fair value less estimated costs to sell.

     Also included in other invested assets are investments in partially-owned companies within the ITB. The equity method of accounting is used for the ITB' investment in companies in which ownership interest approximates 20 percent but is not greater than 50 percent (minority-owned companies). At December 31, 2004, the ITB' investments in partially-owned companies included their 50 percent (49 percent voting) interest in Mitsui Sumitomo CitiInsurance Life Insurance Company, Ltd. and their 50 percent interest in Citi Fubon Life Insurance Company Hong Kong Limited.

     Accrual of investment income is suspended on fixed maturities or mortgage loans that are in default, or on which it is likely that future payments will not be made as scheduled. Interest income on investments in default is recognized only as payment is received.

  DERIVATIVE FINANCIAL INSTRUMENTS

     The TB use derivative financial instruments, including financial futures contracts, swaps, interest rate caps, options and forward contracts, as a means of hedging exposure to interest rate changes, equity price changes, credit and foreign currency risk. The TB also use derivative financial instruments to enhance portfolio income and replicate cash market investments. The TB, through Tribeca Citigroup Investments Ltd., hold and issue derivative instruments in conjunction with investment strategies designed to enhance portfolio returns. (See Note 9 for a more detailed description of the TB' derivative use.) Derivative financial instruments in a gain position are reported in the combined balance sheet in other invested assets and other assets derivative financial instruments in a loss position are reported in the combined balance sheet in other liabilities and derivatives purchased to offset embedded derivatives related to variable annuity contracts, including equity annuity index and guaranteed minimum withdrawal benefits (GMWB) features, are reported in other invested assets.

     To qualify for hedge accounting, the hedge relationship is designated and formally documented at inception detailing the particular risk management objective and strategy for the hedge. This documentation includes the item and risk that is being hedged, the derivative that is being used, as well as how effectiveness is being assessed.

     A derivative must be highly effective in accomplishing the objective of offsetting either changes in fair value or cash flows for the risk being hedged.

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     For fair value hedges, in which derivatives hedge the fair value of assets and liabilities, changes in the fair value of derivatives are reflected in realized investment gains and losses, together with changes in the fair value of the related hedged item. The TB primarily hedge available-for-sale securities.

     For cash flow hedges, the accounting treatment depends on the effectiveness of the hedge. To the extent that derivatives are effective in offsetting the variability of the hedged cash flows, changes in the derivatives' fair value will be reported in accumulated other changes in equity from nonowner sources in shareholder's equity. For certain strategies in which foreign currency risk is being hedged, changes in fair value related to changes in foreign exchange rates are immediately reclassified to earnings. These changes in fair value will be included in earnings of future periods when earnings are also affected by the variability of the hedged cash flows. To the extent these derivatives are not effective, the ineffective portion of the change in fair value is immediately included in realized investment gains and losses.

     For net investment hedges, in which derivatives hedge the foreign currency exposure of a net investment in a foreign operation, the accounting treatment will similarly depend on the effectiveness of the hedge. The effective portion of the change in fair value of the derivative, including any premium or discount, is reflected in the accumulated other changes in equity from nonowner sources as part of the foreign currency translation adjustment in shareholder's equity. The ineffective portion is reflected in realized investment gains and losses.

     The effectiveness of these hedging relationships is evaluated on a retrospective and prospective basis using qualitative or quantitative measures of effectiveness. If a hedge relationship is found to be ineffective, it no longer qualifies for hedge accounting and any gains or losses attributable to such ineffectiveness as well as subsequent changes in fair value are recognized in realized investment gains and losses.

     For those fair value and cash flow hedge relationships that are terminated, hedge designations removed, or forecasted transactions that are no longer expected to occur, the hedge accounting treatment described in the paragraphs above will no longer apply. For fair value hedges, any changes to the hedged item remain as part of the basis of the asset or liability and are ultimately reflected as an element of the yield. For cash flow hedges, any changes in fair value of the derivative remain in the accumulated other changes in equity from nonowner sources in shareholder's equity and are included in earnings of future periods when earnings are also affected by the variability of the hedged cash flow. If the hedged relationship is discontinued because a forecasted transaction will not occur when scheduled, the accumulated changes in fair value of the derivative recorded in shareholder's equity are immediately reflected in realized investment gains and losses.

     The TB enter into derivative contracts that are economic hedges but do not qualify or are not designated as hedges for accounting purposes. These derivative contracts are carried at fair value with changes in value and settlement amounts reflected in realized investment gains and losses. Derivatives in a gain position are reported in other assets, and derivatives in a loss position are reported in other liabilities.

  Financial instruments with embedded derivatives

     The TB bifurcate an embedded derivative from the host contract where the economic characteristics and risks of the embedded instrument are not clearly and closely related to the economic characteristics and risks of the host contract, the entire instrument would not otherwise be remeasured at fair value and a separate instrument with the same terms of the embedded instrument would meet the definition of a derivative under FASB Statement of Financial Accounting Standard (SFAS) No. 133, "Accounting for Derivative and Hedging Instruments" (SFAS 133).

     The TB purchase investments that have embedded derivatives, primarily convertible debt securities. These embedded derivatives are carried at fair value with changes in value reflected in realized investment gains and losses. Derivatives embedded in convertible debt securities are classified in the combined balance sheet as fixed maturity securities, consistent with the host instruments.

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The TB market certain investment contracts that have embedded derivatives, primarily variable annuity contracts. These embedded derivatives are carried at fair value, with changes in value reflected in realized investment gains and losses. Derivatives embedded in variable annuity contracts, including equity annuity index and GMWB features, are classified in the combined balance sheet as future policy benefits and claims.

     The TB may enter into derivative contracts to hedge the exposures represented by these embedded derivatives. These are economic hedges; however they do not qualify for hedge accounting. These derivatives are carried at fair value with contract changes in value and settlement amounts reflected in realized investment gains and losses. Derivatives in a gain position are reported in other assets, and derivatives in a loss position are reported in other liabilities.

  INVESTMENT GAINS AND LOSSES

     Realized investment gains and losses are included as a component of pre-tax revenues based upon specific identification of the investments sold on the trade date. Realized gains and losses also result from fair value changes in derivative contracts that do not qualify, or are not designated, as hedging instruments, and the application of fair value hedges under SFAS 133. Impairments are recognized as realized losses when investment losses in value are deemed other-than-temporary. The TB conduct regular reviews to assess whether other-than-temporary losses exist. Also included in pre-tax revenues are gains and losses arising from the remeasurement of the local currency value of foreign investments to U.S. dollars, the functional currency of the TB.

  TRANSLATION OF FOREIGN CURRENCIES

     Financial statement accounts expressed in foreign currencies are translated into U.S. dollars in accordance with SFAS No. 52, "Foreign Currency Translation" (SFAS 52). Under SFAS 52, functional currency assets and liabilities are translated into U.S. dollars using current rates of exchange prevailing at the balance sheet date of each respective subsidiary and the related translation adjustments are recorded as a separate component of comprehensive income, net of any related taxes in shareholder's equity. Functional currencies are generally the currencies of the local operating environment. Income statement accounts expressed in functional currencies are translated using average exchange rates. Exchange gains and losses resulting from foreign currency transactions are recorded in income.

  DEFERRED ACQUISITION COSTS

     Deferred acquisition costs (DAC) represent costs that are deferred and amortized over the estimated life of the related insurance policies. DAC principally includes commissions and certain expenses related to policy issuance, underwriting and marketing, all of which vary with and are primarily related to the production of new business. The method for determining amortization of deferred acquisition costs varies by product type based upon three different accounting pronouncements: SFAS No. 60, "Accounting and Reporting by Insurance Enterprises" (SFAS 60), SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases" (SFAS 91) and SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long Duration Contracts and for Realized Gains and Losses from the Sale of Investments" (SFAS 97).

     DAC for deferred annuities, both fixed and variable, and payout annuities is amortized employing a level effective yield methodology per SFAS 91 as indicated by AICPA Practice Bulletin 8, generally over 10-15 years. An amortization rate is developed using the outstanding DAC balance and projected account balances and is applied to actual account balances to determine the amount of DAC amortization. The projected account balances are derived using a model that contains assumptions related to investment returns and persistency. The model rate is evaluated at least annually, and changes in underlying lapse and interest

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

rate assumptions are treated retrospectively. Variances in expected equity market returns versus actual returns are treated prospectively and a new amortization pattern is developed so that the DAC balances will be amortized over the remaining estimated life of the business.

     DAC for universal life and COLI are amortized in relation to estimated gross profits from surrender charges, investment, mortality, and expense margins per SFAS 97, generally over 16-25 years. Actual profits can vary from management's estimates, resulting in increases or decreases in the rate of amortization. Re-estimates of gross profits, performed at least annually, result in retrospective adjustments to earnings by a cumulative charge or credit to income.

     DAC relating to traditional life, including term insurance, credit insurance, group life insurance and health insurance is amortized in relation to anticipated premiums per SFAS 60, generally over 3-20 years. Assumptions as to the anticipated premiums are made at the date of policy issuance or acquisition and are consistently applied over the life of the policy.

     All DAC is reviewed at least annually to determine if it is recoverable from future income, including investment income, and if not recoverable, is charged to expenses. All other acquisition expenses are charged to operations as incurred.

     Sales Inducements to Contract Holders. Accounting Standards Executive Committee of the American Institute of Certified Public Accountants' Statement of Position (SOP) No. 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" (SOP 03-1) provides, prospectively, that sales inducements provided to contract holders meeting certain criteria are capitalized and amortized over the expected lives of the contracts as a component of benefit expenses. During 2004, the TB capitalized sales inducements of approximately $50.6 million in accordance with SOP 03-1. These inducements relate to bonuses on certain products offered by the TB. For 2004, amortization of these capitalized amounts was insignificant.

  VALUE OF INSURANCE IN FORCE

     The value of insurance in force related to prior acquisitions is an asset that represents the actuarially determined present value of anticipated profits to be realized from life insurance and annuities contracts at the date of acquisition using the same assumptions that were used for computing related liabilities where appropriate. The value of insurance in force for the DTB was the actuarially determined present value of the projected future profits discounted at interest rates ranging from 14% to 18%. Traditional life insurance is amortized in relation to anticipated premiums; universal life is amortized in relation to estimated gross profits; and annuity contracts are amortized employing a level yield method. The value of insurance in force, which is included in other assets, is reviewed periodically for recoverability to determine if any adjustment is required. Adjustments, if any, are charged to income.

  SEPARATE AND VARIABLE ACCOUNTS

     Separate and variable accounts primarily represent funds for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholders. Each account has specific investment objectives. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the TB. The assets of these accounts are carried at fair value.

     Amounts assessed to the separate account contractholders for management services are included in revenues. Deposits, net investment income and realized investment gains and losses for these accounts are excluded from revenues, and related liability increases are excluded from benefits and expenses.

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Variable Annuity Contracts with Guaranteed Minimum Death Benefit
Features. For variable annuity contracts with guaranteed minimum death benefit features (GMDB), SOP 03-1 requires the reporting entity to categorize the contract as either an insurance or investment contract based on the significance of mortality or morbidity risk. SOP 03-1 provides explicit guidance for calculating a reserve for insurance contracts, and provides that the reporting entity does not hold reserves for investment contracts (i.e., there is no significant mortality risk).

     Management determined that the mortality risk on its GMDB features was not a significant component of the overall variable annuity product, and accordingly continued to classify these products as investment contracts. Prior to the adoption of SOP 03-1, the DTB held a reserve of approximately $8 million to cover potential GMDB exposure. This reserve was released during the first quarter of 2004 as part of the implementation of SOP 03-1. The TB evaluate new issues of variable products to determine that mortality risk on GMDB features is insignificant.

  GOODWILL AND INTANGIBLE ASSETS

     Goodwill and intangible assets are included in other assets. The carrying amount of goodwill and other intangible assets is reviewed at least annually for indication of impairment in value. If it is determined that goodwill and other intangible assets are unlikely to be recovered, impairment is recognized on a discounted cash flow basis.

     In accordance with SFAS No. 141, "Business Combinations" (SFAS 141) and SFAS No. 142, "Goodwill and Other Intangibles" (SFAS 142), the TB do not amortize goodwill and intangible assets deemed to have an infinite useful life. Instead, these assets are subject to an annual review for impairment. Other intangible assets that are not deemed to have an indefinite useful life will continue to be amortized over their useful lives. See Note 5.

CONTRACTHOLDER FUNDS

     Contractholder funds represent receipts from the issuance of universal life, COLI, pension investment, GICs, and certain deferred annuity contracts. For universal life and COLI contracts, contractholder fund balances are increased by receipts for mortality coverage, contract administration, surrender charges and interest accrued, where one or more of these elements are not fixed or guaranteed. These balances are decreased by withdrawals, mortality charges and administrative expenses charged to the contractholder. Interest rates credited to contractholder funds related to universal life and COLI range from 3.5% to 5.4%, with a weighted average interest rate of 4.7%.

     Pension investment, GICs and certain annuity contracts do not contain significant insurance risks and are considered investment-type contracts. Contractholder fund balances are increased by receipts and credited interest, and reduced by withdrawals and administrative expenses charged to the contractholder. Interest rates credited to those investment-type contracts range from 1.0% to 8.0% with a weighted average interest rate of 4.2%. The voluntary pension products in Argentina, while insignificant in total to these financial statements, offer crediting rates that are linked to an inflation index. These crediting rates may fall outside the stated ranges.

     Reserving for Universal Life and Variable Universal Life Contracts. SOP 03-1 requires that a reserve, in addition to the account balance, be established for certain insurance benefit features provided under universal life (UL) and variable universal life (VUL) products if the amounts assessed against the contract holder each period for the insurance benefit feature are assessed in a manner that is expected to result in profits in earlier years and losses in subsequent years from the insurance benefit function.

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The TB' UL and VUL products were reviewed to determine if an additional reserve is required under SOP 03-1. It was determined that SOP 03-1 applied to some of its UL and VUL contracts with these features and established an additional reserve of approximately $1 million. The TB evaluate new issues of UL and VUL products to determine that mortality risk on GMDB features is insignificant.

FUTURE POLICY BENEFITS

     Future policy benefits represent liabilities for future insurance policy benefits for payout annuities and traditional life products and are prepared in accordance with industry standards and U.S. GAAP. The annuity payout reserves are calculated using the mortality and interest assumptions used in the actual pricing of the benefit. Mortality assumptions are based on TB experience and are adjusted to reflect deviations such as substandard mortality in structured settlement benefits. The DTB interest rates range from 1.7% to 8.7% with a weighted average of 6.5% for these products. Traditional life products include whole life and term insurance. Some of the pension payout products offered in Argentina, while insignificant in total to these financial statements, offer crediting rates that are linked to an inflation index. The interest rate assumptions may fall outside the stated ranges. Future policy benefits for traditional life products are estimated on the basis of actuarial assumptions as to mortality, persistency and interest, established at policy issue. Interest assumptions applicable to traditional life products range from 2.5% to 7.0%, with a weighted average of 3.9%. Assumptions established at policy issue as to mortality and persistency are based on TB experience, which, together with interest assumptions, include a margin for adverse deviation. Appropriate recognition has been given to experience rating and reinsurance.

GUARANTY FUND AND OTHER INSURANCE RELATED ASSESSMENTS

     Included in other liabilities is the DTB' estimate of its liability for guaranty fund and other insurance-related assessments. State guaranty fund assessments are based upon the DTB' share of premium written or received in one or more years prior to an insolvency occurring in the industry. Once an insolvency has occurred, the DTB recognize a liability for such assessments if it is probable that an assessment will be imposed and the amount of the assessment can be reasonably estimated. At December 31, 2004, the DTB had a liability of $22.6 million for guaranty fund assessments and a related premium tax offset recoverable of $4.8 million. The assessments are expected to be paid over a period of three to five years and the premium tax offsets are expected to be realized over a period of 3 to 15 years.

PERMITTED STATUTORY ACCOUNTING PRACTICES

     The DTB' insurance operations, domiciled in Arizona, Connecticut, Florida, New York, and South Carolina, prepare statutory financial statements in accordance with the accounting practices prescribed or permitted by the insurance departments of the states of domicile. Prescribed statutory accounting practices are those practices that are incorporated directly or by reference in state laws, regulations, and general administrative rules applicable to all insurance enterprises domiciled in a particular state. Permitted statutory accounting practices include practices not prescribed by the domiciliary state, but allowed by the domiciliary state regulatory authority. The DTB do not have any permitted statutory accounting practices.

PREMIUMS

     Premium income is reported for individual payout annuities, group close-out annuities, whole life and term insurance. The annuities premiums are recognized as revenue when collected. The life premiums are recognized as revenue when due. Premiums for contracts with a limited number of premium payments, due over a significantly shorter period than the period over which benefits are provided, are considered revenue

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

when due. The portion of premium which is not required to provide for benefits and expenses is deferred and recognized in revenues in a constant relationship to insurance benefits in force.

FEE INCOME

     Fee income is recognized on deferred annuity and universal life contracts for mortality, administrative and equity protection charges according to contract due dates. Fee income is recognized on variable annuity and universal life separate accounts either daily, monthly, quarterly or annually as per contract terms.

OTHER REVENUES

     Other revenues include surrender penalties collected at the time of a contract surrender, and other miscellaneous charges related to annuity and universal life contracts recognized when received. Also included are revenues from unconsolidated non-insurance subsidiaries. Amortization of deferred income related to reinsured blocks of ceded business is recognized in relation to the expected remaining life of the underlying policies and is reported in other revenues.

CURRENT AND FUTURE INSURANCE BENEFITS

     Current and future insurance benefits represent charges for mortality and morbidity related to fixed annuities, universal life, term life and health insurance benefits.

INTEREST CREDITED TO CONTRACTHOLDERS

     Interest credited to contractholders represents amounts earned by universal life, COLI, pension investment, GICs and certain deferred annuity contracts in accordance with contract provisions.

FEDERAL AND FOREIGN INCOME TAXES

     The provision for Federal and foreign income taxes is comprised of two components, current income taxes and deferred income taxes. Deferred Federal and foreign income taxes arise from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.

  SIGNIFICANT ACCOUNTING POLICIES SPECIFIC TO THE ARGENTINA BUSINESSES

  Death and Disability Coverage Reserves

     The Siembra Group provides group death and disability coverage for customers of its pension business. Argentine regulators have mandated that this coverage be provided on a claims-made basis, rather than on an occurrence basis. A portion of customer commissions charged by the Siembra Group, also mandated by the Argentine regulators, effectively represents an insurance premium for providing this coverage. Under this claims-made coverage, losses are recognized on the date that the loss is reported as approved by the Argentine regulator.

     As part of its annual issuance of the group death and disability coverage, Siembra Group reviews expected commissions, claims and expenses for the upcoming coverage year. If a deficiency is projected for the upcoming coverage year, a premium deficiency reserve is recorded. This reserve is re-evaluated periodically and updated to reflect current experience. At December 31, 2004, the premium deficiency and related reserves were $28 million.

     Given the current uncertain economic, regulatory and legal environment in Argentina, including the potential for legal or governmental actions related to pension reform, it is possible that changes may occur which may impact the obligations of the Siembra Group to its customers. Such developments, if any, could result in future losses for Siembra Group.

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  Trading Securities

     In Argentina, many of the insurance assets are classified as trading. Annuity contracts sold in the past were backed by shares in specific assets. Although the characteristics of these contracts are similar to separate accounts, they do not meet the definition of separate accounts under SOP 03-1 due to the fact that they are not legally insulated. In order to match the valuation of assets with liabilities, the majority of these assets are classified by the TB as trading. Assets backing the Argentina life company's group death and disability contracts are also classified as trading in order to match the valuation of the liability; net amount at risk varies with the net asset values of Pension funds managed by the TB' Argentina pension business. As of December 31, 2004, assets classified as trading securities in Argentina totaled $190 million.

3.  INVESTMENTS

  FIXED MATURITIES

     The amortized cost and fair value of investments in fixed maturities were as follows:

                                                            GROSS        GROSS
                                              AMORTIZED   UNREALIZED   UNREALIZED    FAIR
DECEMBER 31, 2004                               COST        GAINS        LOSSES      VALUE
-----------------                             ---------   ----------   ----------   -------
                                                             ($ IN MILLIONS)
Available For Sale:
Mortgage-backed securities -- CMOs and pass-
  through securities........................   $ 7,623      $  246        $ 9       $ 7,860
U.S. Treasury securities and obligations of
  U.S. Government and government agencies
  and authorities...........................     2,027         103         --         2,130
Obligations of states, municipalities and
  political subdivisions....................       364          41          1           404
Debt securities issued by foreign
  governments...............................       916          87         --         1,003
All other corporate bonds...................    25,135       1,404         41        26,498
Other debt securities.......................     6,967         388         12         7,343
Redeemable preferred stock..................       157          39          1           195
                                               -------      ------        ---       -------
Total Available For Sale....................   $43,189      $2,308        $64       $45,433
                                               =======      ======        ===       =======

     Proceeds from sales of fixed maturities classified as available for sale were $8.3 billion in 2004. Gross gains of $236 million and gross losses of $252 million in 2004 were realized on those sales. Additional losses of $38 million in 2004 were realized due to other-than-temporary losses in value.

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The amortized cost and fair value of fixed maturities at December 31, 2004, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                              AMORTIZED    FAIR
                                                                COST       VALUE
                                                              ---------   -------
                                                                ($ IN MILLIONS)
Maturity:
Argentina government bonds in default.......................   $    10    $    12
Due in one year or less.....................................     2,196      2,247
Due after 1 year through 5 years............................    13,295     13,773
Due after 5 years through 10 years..........................    12,260     12,984
Due after 10 years..........................................     7,805      8,557
                                                               -------    -------
                                                                35,566     37,573
                                                               =======    =======
Mortgage-backed securities..................................     7,623      7,860
                                                               -------    -------
Total Maturity..............................................   $43,189    $45,433
                                                               =======    =======

     The TB make investments in collateralized mortgage obligations (CMOs). CMOs typically have high credit quality, offer good liquidity, and provide a significant advantage in yield and total return compared to U.S. Treasury securities. The TB' investment strategy is to purchase CMO tranches which are protected against prepayment risk, including planned amortization class and last cash flow tranches. Prepayment protected tranches are preferred because they provide stable cash flows in a variety of interest rate scenarios. The TB invest in other types of CMO tranches if a careful assessment indicates a favorable risk/return tradeoff. The TB do not purchase residual interests in CMOs.

     At December 31, 2004 the TB held CMOs classified as available for sale with a fair value of $5.0 billion. Approximately 27% of the TB' CMO holdings are fully collateralized by GNMA, FNMA or FHLMC securities at December 31, 2004. In addition, the TB held $2.5 billion of GNMA, FNMA or FHLMC mortgage-backed pass-through securities at December 31, 2004. All of these securities are rated AAA.

     The TB engage in securities lending transactions whereby certain securities from its portfolio are loaned to other institutions for short periods of time. The TB generally receive cash collateral from the borrower, equal to at least the market value of the loaned securities plus accrued interest, and invests it in the TIC short-term money market pool. The loaned securities remain a recorded asset of the TB, however, the TB record a liability for the amount of the cash collateral held, representing its obligation to return the cash collateral related to these loaned securities, and reports that liability as part of other liabilities in the combined balance sheet. At December 31, 2004 the TB held cash collateral of $2.0 billion. The TB also had $332.9 million of investments held as collateral with a third party at December 31, 2004.

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  EQUITY SECURITIES

     The cost and fair values of investments in equity securities were as follows:

                                                             GROSS        GROSS
                                                           UNREALIZED   UNREALIZED   FAIR
EQUITY SECURITIES:                                  COST     GAINS        LOSSES     VALUE
------------------                                  ----   ----------   ----------   -----
                                                               ($ IN MILLIONS)
December 31, 2004 Common stocks...................  $180      $41           $1       $220
Non-redeemable preferred stocks...................   124        3            1        126
                                                    ----      ---           --       ----
Total Equity Securities...........................  $304      $44           $2       $346
                                                    ====      ===           ==       ====

     Proceeds from sales of equity securities were $112 million in 2004. Gross gains of $27 million and gross losses of $10 million in 2004 were realized on those sales. Additional losses of $5 million in 2004 were realized due to other-than-temporary losses in value.

  OTHER-THAN-TEMPORARY LOSSES ON INVESTMENTS

     At December 31, 2004, the cost of approximately 963 investments in fixed maturity and equity securities exceeded their fair value by $66 million. Of the $66 million, $46 million represents fixed maturity investments that have been in a gross unrealized loss position for less than a year and of these 93% are rated investment grade. Fixed maturity investments that have been in a gross unrealized loss position for a year or more total $18 million and 87% of these are rated investment grade. The gross unrealized loss on equity securities was $2 million at December 31, 2004.

     Management has determined that the unrealized losses on the TB' investments in fixed maturity and equity securities at December 31, 2004 are temporary in nature. The TB conduct a periodic review to identify and evaluate investments that have indications of possible impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the TB' ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. The TB' review for impairment generally entails:

     - Identification and evaluation of investments that have possible indications of impairment;

     - Analysis of individual investments that have fair values less than 80% of amortized cost, including consideration of the length of time the investment has been in an unrealized loss position;

     - Discussion of evidential matter, including an evaluation of factors or triggers that would or could cause individual investments to qualify as having other-than-temporary impairments and those that would not support other-than-temporary impairment;

     - Documentation of the results of these analyses, as required under business policies.

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The table below shows the fair value of investments in fixed maturities and equity securities that are available for sale and have been in an unrealized loss position at December 31, 2004:

                                               GROSS UNREALIZED LOSSES
                                       ----------------------------------------
                                       LESS THAN ONE YEAR    ONE YEAR OR LONGER          TOTAL
                                       -------------------   ------------------   -------------------
                                                  GROSS                GROSS                 GROSS
                                        FAIR    UNREALIZED   FAIR    UNREALIZED    FAIR    UNREALIZED
                                       VALUE      LOSSES     VALUE     LOSSES     VALUE      LOSSES
                                       ------   ----------   -----   ----------   ------   ----------
                                                              ($ IN MILLIONS)
Fixed maturity securities
  available-for-sale:
Mortgage-backed securities-CMOs and
  pass-through securities............  $  856      $ 6       $162       $ 3       $1,018      $ 9
U.S. Treasury securities and
  obligations of U.S. Government and
  government agencies and
  authorities........................     153       --         --        --          153       --
Obligations of states, municipalities
  and political subdivisions.........       7       --         11        --           18       --
Debt securities issued by foreign
  governments........................      40        1          5        --           45        1
All other corporate bonds............   3,427       30        384        11        3,811       41
Other debt securities................     966        9        178         3        1,144       12
Redeemable preferred stock...........      13       --          7         1           20        1
                                       ------      ---       ----       ---       ------      ---
Total fixed maturities...............  $5,462      $46       $747       $18       $6,209      $64
Equity securities....................  $   31      $ 1       $ 29       $ 1       $   60      $ 2
                                       ======      ===       ====       ===       ======      ===

     Fair values of investments in fixed maturities, equity and short term securities, and fixed for zero swaps, which are recorded as other invested assets, are based on quoted market prices or dealer quotes or, if these are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment. The fair value of investments for which quoted market prices, third-party broker quotations or validated model prices are not available amounted to $331.3 million at December 31, 2004.

  MORTGAGE LOANS

     At December 31, 2004 the TB' mortgage loan portfolios consisted of the following:

                                                                2004
                                                              ---------
                                                                ($ IN
                                                              MILLIONS)
Current Mortgage Loans......................................   $2,192
Underperforming Mortgage Loans..............................       54
                                                               ------
Total Mortgage Loans........................................   $2,246
                                                               ======

     Underperforming mortgage loans include delinquent mortgage loans over 90 days past due, loans in the process of foreclosure and loans modified at interest rates below market.

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Aggregate annual maturities on mortgage loans at December 31, 2004 are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

                                                                ($ IN
YEAR ENDING DECEMBER 31,                                      MILLIONS)
2005........................................................   $  122
2006........................................................      308
2007........................................................      249
2008........................................................       93
2009........................................................      252
Thereafter..................................................    1,222
                                                               ------
Total.......................................................   $2,246
                                                               ======

  CONCENTRATIONS

     The TB had concentrations of investments, excluding those in Federal and government agencies, primarily fixed maturities at fair value, in the following industries:

                                                                2004
                                                              ---------
                                                                ($ IN
                                                              MILLIONS)
Finance.....................................................   $7,947
Banking.....................................................    3,408
Electric Utilities..........................................    3,093

     The TB held investments in foreign banks in the amount of $1,304 million at December 31, 2004, which are included in the table above.

     The TB define its below investment grade assets as those securities rated Ba1 by Moody's Investor Services (or its equivalent) or below by external rating agencies, or the equivalent by internal analysts when a public rating does not exist. Such assets include publicly traded below investment grade bonds and certain other privately issued bonds and notes that are classified as below investment grade. Below investment grade assets included in the categories of the preceding table include $842 million in Electric Utilities at December 31, 2004. Below investment grade assets in Finance and Banking were $144 million at December 31, 2004. Total below investment grade assets were $5.2 billion at December 31, 2004.

     Included in mortgage loans were the following group concentrations:

                                                                2004
                                                              ---------
                                                                ($ IN
                                                              MILLIONS)
STATE
California..................................................   $  788
PROPERTY TYPE
Agricultural................................................   $1,177

     The TB monitor creditworthiness of counterparties to all financial instruments by using controls that include credit approvals, credit limits and other monitoring procedures. Collateral for fixed maturities often includes pledges of assets, including stock and other assets, guarantees and letters of credit. The TB'

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

underwriting standards with respect to new mortgage loans generally require loan to value ratios of 75% or less at the time of mortgage origination.

  NON-INCOME PRODUCING INVESTMENTS

     Investments included in the combined balance sheets that were non-income producing amounted to $106 million at December 31, 2004.

  RESTRUCTURED INVESTMENTS

     The TB had mortgage loans and debt securities that were restructured at below market terms at December 31, 2004. The balances of the restructured investments were insignificant. The new terms typically defer a portion of contract interest payments to varying future periods. Gross interest income on restructured assets that would have been recorded in accordance with the original terms of such loans was insignificant in 2004. Interest on these assets, included in net investment income, was also insignificant in 2004.

  NET INVESTMENT INCOME

FOR THE YEAR ENDED DECEMBER 31,                                 2004
-------------------------------                               ---------
                                                                ($ IN
                                                              MILLIONS)
GROSS INVESTMENT INCOME
Fixed maturities............................................   $2,468
Mortgage loans..............................................      209
Trading.....................................................       44
Other invested assets.......................................      286
Other, including policy loans...............................       69
                                                               ------
Total gross investment income...............................    3,076
                                                               ------
Investment expenses.........................................     (103)
                                                               ------
Net Investment Income.......................................   $2,973
                                                               ======

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  REALIZED AND UNREALIZED INVESTMENT GAINS (LOSSES)

     Net realized investment gains (losses) for the period was as follows:

FOR THE YEAR ENDED DECEMBER 31,                                 2004
-------------------------------                               ---------
                                                                ($ IN
                                                              MILLIONS)
REALIZED INVESTMENT GAINS (LOSSES)
Fixed maturities............................................    $(17)
Equity securities...........................................      17
Mortgage loans..............................................       1
Real estate held for sale...................................      (4)
Other invested assets.......................................       5
Derivatives:
  Guaranteed minimum withdrawal benefit derivatives, net....      30
  Other derivatives.........................................     (16)
Other.......................................................      (2)
                                                                ----
     Total realized investment gains (losses)...............    $ 14
                                                                ====

     Changes in net unrealized investment gains (losses) that are reported in accumulated other changes in equity from nonowner sources were as follows:

FOR THE YEAR ENDED DECEMBER 31,                                 2004
-------------------------------                               ---------
                                                                ($ IN
                                                              MILLIONS)
UNREALIZED INVESTMENT GAINS (LOSSES)
Fixed maturities............................................   $  218
Equity securities...........................................        8
Other.......................................................       --
                                                               ------
Total unrealized investment gains...........................      226
                                                               ------
Related taxes...............................................      (81)
                                                               ------
Change in unrealized investment gains.......................      145
Balance beginning of year...................................    1,345
                                                               ------
Balance end of year.........................................   $1,490
                                                               ======

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  VARIABLE INTEREST ENTITIES

     The following table represents the carrying amounts and classification of combined assets that are collateral for VIE obligations. These two VIEs are a collateralized debt obligation and a real estate joint venture:

                                                              DECEMBER 31, 2004
                                                              -----------------
                                                               ($ IN MILLIONS)
Investments.................................................        $386
Cash........................................................           9
Other.......................................................           2
                                                                    ----
Total assets of consolidated VIEs...........................        $397
                                                                    ====

     The debt holders of these VIEs have no recourse to the TB. The TB' maximum exposure to loss is limited to its investment of approximately $8 million. The TB regularly become involved with VIEs through its investment activities. This involvement is generally restricted to small passive debt and equity investments.

4.  REINSURANCE

     Reinsurance is used in order to limit losses, minimize exposure to large risks, provide additional capacity for future growth and to effect business-sharing arrangements. Reinsurance is accomplished through various plans of reinsurance, primarily yearly renewable term (YRT), coinsurance and modified coinsurance. Reinsurance involves credit risk and the TB monitor the financial condition of these reinsurers on an ongoing basis. The TB remain primarily liable as the direct insurer on all risks reinsured.

     Since 1997 the majority of universal life business has been reinsured under an 80% ceded/20% assumed YRT quota share reinsurance program and term life business has been reinsured under a 90%/10% YRT quota share reinsurance program. Beginning June 1, 2002, COLI business has been reinsured under a 90%/10% quota share reinsurance program. Beginning in September 2002, newly issued term life business has been reinsured under a 90%/10% coinsurance quota share reinsurance program. Subsequently, portions of this term coinsurance has reverted to YRT for new business. Generally, the maximum retention on an ordinary life risk is $2.5 million. Maximum retention of $2.5 million is generally reached on policies in excess of $12.5 million for universal life and $25.0 million for term insurance. For other plans of insurance, it is the policy of the TB to obtain reinsurance for amounts above certain retention limits on individual life policies, which limits vary with age and underwriting classification. Total in-force business ceded under reinsurance contracts is $397.4 billion at December 31, 2004.

     Effective July 1, 2000 the DTB sold 90% of its individual long-term care insurance business to General Electric Capital Assurance Company and its subsidiary in the form of indemnity reinsurance arrangements.

     Written premiums ceded per these arrangements were $224.2 million in 2004, and earned premiums ceded were $224.3 million in 2004. Reinsurance recoverables for the life and accident and health business include $1,876 million at December 31, 2004 from General Electric Capital Assurance Company. Assets collateralizing these receivables in the amount of $1,894 million at December 31, 2004 were held in trust for the purpose of paying DTB claims.

     On January 3, 1995, the DTB sold its group life business to MetLife under the form of an indemnity insurance arrangement. Premiums written and earned in 2004 were insignificant. Reinsurance recoverables also include $409 million at December 31, 2004 from MetLife.

     Prior to April 1, 2001, the DTB also reinsured substantially all of the GMDB on its variable annuity product. Total variable annuity account balances with GMDB were $26.7 billion, of which $12.0 billion, or

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

45%, was reinsured, at December 31, 2004. GMDB is payable upon the death of a contractholder. When the benefit payable is greater than the account value of the variable annuity, the difference is called the net amount at risk (NAR). NAR totals $1.1 billion, of which $.9 billion, or 84%, is reinsured at December 31, 2004.

     Prior to 2004, TIC wrote workers' compensation business. This business is reinsured through a 100% quota-share agreement with The Travelers Indemnity Company, an insurance subsidiary of St. Paul Travelers.

     A summary of reinsurance financial data reflected within the combined statements of income and balance sheets is presented below ($ in millions):

FOR THE YEAR ENDED DECEMBER 31,                                2004
-------------------------------                               ------
WRITTEN PREMIUMS
Direct......................................................  $1,593
Assumed.....................................................      64
Ceded.......................................................    (336)
                                                              ------
Total Net Written Premiums..................................  $1,321
                                                              ======

                                                               2004
                                                              ------
EARNED PREMIUMS
Direct......................................................  $1,584
Assumed.....................................................      64
Ceded.......................................................    (334)
                                                              ------
Total Net Earned Premiums...................................  $1,314
                                                              ======

     Reinsurance recoverables at December 31, 2004 include amounts recoverable on unpaid and paid losses and were as follows ($ in millions):

                                                               2004
                                                              ------
REINSURANCE RECOVERABLES
Life and accident and health business.......................  $2,522
Workers' compensation business..............................   1,490
                                                              ------
Total Reinsurance Recoverables..............................  $4,012
                                                              ======

5.  INTANGIBLE ASSETS

     The TB' intangible assets include DAC, goodwill and the value of insurance in force. DAC and the value of insurance in force are amortizable.

  VALUE OF INSURANCE IN FORCE

     The value of insurance in force totaled $91 million at December 31, 2004 and is included in other assets. Amortization expense on the value of insurance in force was $11 million for the year ended December 31, 2004. Amortization expense related to the value of insurance in force is estimated to be $13 million in 2005, $14 million in 2006, $11 million in 2007, $8 million in 2008 and $8 million in 2009.

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  GOODWILL

     At December 31, 2004, goodwill totaled $224 million and is included in other assets.

6.  INCOME TAXES

  DOMESTIC

     The tax provision for the transferred subsidiaries is reflected in accordance with the actual tax return liabilities (or benefits) incurred by each subsidiary. For the taxable year ending December 31, 2004, TIC, TLAC, and TLARC will file Federal tax returns as part of the Citigroup consolidated Federal income tax return. Neither TIC nor TLAC received any material tax benefit or additional tax cost from being part of the Citigroup consolidated return. TLARC had a net operating loss in 2004 for which it will be paid under the terms of the Citigroup tax sharing agreement. In the event that TLARC did not file its Federal income tax return as part of the Citigroup consolidated tax return, these losses would have not have been used to reduce current taxable income of the Citigroup consolidated group. There is no material Federal income tax difference for any subsidiaries of TIC that results from TIC and TLAC not being part of the Citigroup consolidated Federal tax return.

     CLIC and FCLIC file a separate consolidated Federal tax return and do not file as part of the Citigroup consolidated tax return.

  INTERNATIONAL

     No foreign subsidiary files as part of any U.S. consolidated Federal income tax return. U.S. Federal income taxes on foreign operations consist of current U.S. tax paid on subpart F income plus deferred taxes on non-subpart F income, net of any Accounting Practices Board Opinion No. 23, "Accounting for Income Taxes -- Special Areas" (APB 23) benefit, for earnings that will not be distributed to the U.S. Both current and deferred Federal income taxes are net of any U.S. foreign tax credits. In 2004, the APB 23 benefit was $2 million based on undistributed earnings of $36 million. The entire APB 23 benefit relates to Australian operations.

     Citigroup adjusts, through a "tax top off" process, local taxes booked in local legal vehicles to reflect U.S. tax rates. The appropriate U.S. tax rates are determined by the Citigroup corporate tax division and consider such factors as availability and utilization of foreign tax credits. The combined financial statements as they have been presented include the tax top offs in the income statement, but do not impact the balance sheet. See Note 11 for details on the Citigroup MIS process.

     All ITB entities are included in the Citigroup "tax top off" process. In 2004, ITB' tax top off was $55.4 million, due in large part to the pre-filing agreement (PFA) in Argentina. A $47 million tax U.S. income tax benefit was recognized in 2004 with respect to a prior period write-down of Argentina operations due to a ruling from the IRS confirming the deductibility of those losses.

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  EFFECTIVE TAX RATE

FOR THE YEAR ENDED DECEMBER 31,                                 2004
-------------------------------                               ---------
                                                                ($ IN
                                                              MILLIONS)
Income before Federal and foreign income taxes..............   $1,244
Statutory tax rate..........................................       35%
                                                               ------
Expected Federal and foreign income taxes...................      435
Tax effect of:
Non-taxable investment income...............................      (22)
Tax reserve release.........................................      (23)
Utilized foreign losses and other...........................      (47)
                                                               ------
Federal and foreign income taxes............................   $  343
                                                               ======
Effective tax rate..........................................       28%
                                                               ------
COMPOSITION OF FEDERAL AND FOREIGN INCOME TAXES
Current:
United States...............................................   $   58
Foreign.....................................................        2
                                                               ------
Total.......................................................       60
                                                               ------
Deferred:
United States...............................................      261
Foreign.....................................................       22
                                                               ------
Total.......................................................      283
                                                               ------
Federal and foreign income taxes............................   $  343
                                                               ======

     Additional tax benefits (expense) attributable to employee stock plans allocated directly to shareholder's equity for the year ended December 31, 2004, was $(2) million.

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The net deferred tax liability at December 31, 2004 was comprised of the tax effects of temporary differences related to the following assets and liabilities:

                                                                2004
                                                              ---------
                                                                ($ IN
                                                              MILLIONS)
Deferred Tax Assets:
Benefit, reinsurance and other reserves.....................   $   489
Operating lease reserves....................................         7
Employee benefits...........................................        11
Other.......................................................       136
                                                               -------
Total.......................................................       643
                                                               -------
Deferred Tax Liabilities:
Deferred acquisition costs and value of insurance in
  force.....................................................      (792)
Investments, net............................................      (627)
Other.......................................................       (74)
                                                               -------
Total.......................................................    (1,493)
                                                               -------
Net Deferred Tax Liability..................................   $  (850)
                                                               =======

     The TB, collectively, had a $15 million receivable from Citigroup at December 31, 2004 related to the Tax Sharing Agreement.

     At December 31, 2004 FCLIC had a capital loss carryforward of $2 million. No other TB had any ordinary or capital loss carryforwards.

     Under the 1984 Tax Act, life insurance companies were subject to tax on any subtractions made from the Policyholders' Surplus Account (PSA). The PSA arose under pre-1984 law, and consists generally of that portion of the gain from operations that had not been subject to tax, plus certain special deductions. Under the 2004 Act, distributions may be made from the PSA without triggering any tax. The balance in the PSA as of December 31, 2004, taking into account the restructuring transactions reflected in the balance sheet, is zero. As the result of the changes made by the 2004 Tax Act, no tax is imposed on any of these distributions.

7.  SHAREHOLDER'S EQUITY

  SHAREHOLDER'S EQUITY

     The DTB' statutory net income and statutory capital and surplus reflect the excluded restructuring transactions as described in Note 1. The DTB' combined statutory net income was $474.7 million for the year ended December 31, 2004. The DTB' combined capital and surplus was $3.293 billion at December 31, 2004.

  DIVIDEND AVAILABILITY

  Domestic

     The DTB are subject to various regulatory restrictions that limit the maximum amount of dividends available to be paid to their parent without prior approval of insurance regulatory authorities. The DTB are domiciled in the following states: Arizona, Connecticut, Florida, New York, and South Carolina. Depending upon both the timing and the amounts of proposed dividends, procedures for their payment vary from state to state. The State of Connecticut Insurance Department requires prior approval for any dividends for a period of

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

two years following a change in control. Accordingly, any dividends from TIC or TLAC, during that period, would require prior approval from the State of Connecticut Insurance Department. The States of Arizona, New York, and South Carolina do not have specific statutes addressing dividend capability following a change in control. The amount of dividends which may be paid without prior approval during 2005 for CLIC, FCLIC and TLARC are $26.7 million, $5.4 million and $70.0 million, respectively. In determining whether a dividend is extraordinary, the dividend limitation threshold is applied to the cumulative dividends paid during the preceding twelve months. Accordingly, any dividends paid during 2005 related to Citigroup's execution of specific transactions as discussed in Note 1, will be included in determining whether a dividend is considered extraordinary.

     CILIC maintains trusteed surplus in accordance with Florida statutes. Any dividend requires prior approval from the State of Florida Insurance Department.

  International

     Each ITB is subject to the respective local-country restrictions that limit the amount of dividends available to be paid to their parent company. Such limitations include regulatory restrictions on minimum required capital, local solvency margin calculations as well as local market practices. Restrictions are primarily formula driven in certain countries and negotiated with regulators in others. Procedures for remitting dividends also vary by country, ranging from the requirement to obtain formal regulatory approval to informal notification to regulators.

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  COMMON STOCK

     The details of the common stock for the entities included in the TB, as defined in the Agreement, are as follows:

                                                                SHARES       SHARES       SHARES
COUNTRY                     COMPANY               PAR VALUE   AUTHORIZED     ISSUED     OUTSTANDING
-------        ---------------------------------  ---------   ----------   ----------   -----------
Argentina
               Compania Previsional Citi S.A.         1 AR           N/A   11,300,000   11,300,000
               AFJP                                   1 AR           N/A   10,340,000   10,340,000
               Siembra Seguros de Retiro S.A.         1 AR           N/A   10,000,000   10,000,000
               Siembra Seguros de Vida S.A.           1 AR           N/A      500,000      500,000
               Best Market S.A.                       1 AR           N/A       12,000       12,000
Australia
               Citicorp General Insurance              N/A           N/A    4,400,000    4,400,000
               Limited
               Citicorp Life Insurance Limited         N/A           N/A      650,000      650,000
Belgium
               CitiLife S.A./N.V.                      N/A    10,000,000   10,000,000   10,000,000
Bermuda
               CitiInsurance Reinsurance           $  1.00       250,000      250,000      250,000
               (Bermuda) Ltd.
Brazil
               CitiInsurance do Brasil Vida e          N/A           N/A   23,500,000   23,500,000
               Previdencia S.A.
Japan
               Citigroup Direct Marketing Japan        N/A           800          200          200
               Co., Ltd.
Poland
               CitiInsurance Polska Towarzystwo     100 PN           N/A      500,000      500,000
               Ubezpieczen na Zycie S.A.
South Korea
               CDMK, Inc.                            1 KRW    50,000,000   50,000,000   50,000,000
U.K.
               CitiInsurance General Insurance     1 Pound    10,000,000    2,000,000    2,000,000
               Company Limited
               CitiInsurance Life Assurance        1 Pound    10,000,000    2,000,000    2,000,000
               Company Limited
               CitiInsurance Administration        1 Pound           100            2            2
               Services Limited
United States
               TIC                                 $  2.50    40,000,000   40,000,000   40,000,000
               TLAC                                $100.00       100,000       30,000       30,000
               CLIC                                $  1.00    10,000,000    3,200,000    3,200,000
               FCLIC                               $  5.00       400,000      400,000      400,000
               CILIC                               $  1.00       250,000      250,000      250,000
               TLARC                                   N/A         1,000        1,000        1,000
               CitiInsurance International         $  0.01         1,000        1,000        1,000
               Holdings Inc.

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  ACCUMULATED OTHER CHANGES IN EQUITY FROM NONOWNER SOURCES, NET OF TAX

     Changes in each component of Accumulated Other Changes in Equity from Nonowner Sources were as follows:

                                                                                   ACCUMULATED
                                            NET                                       OTHER
                                        UNREALIZED       FOREIGN     DERIVATIVE    CHANGES IN
                                       GAIN/LOSS ON     CURRENCY     INSTRUMENTS   EQUITY FROM
                                        INVESTMENT     TRANSLATION   AND HEDGING    NONOWNER
                                        SECURITIES     ADJUSTMENTS   ACTIVITIES      SOURCES
                                       -------------   -----------   -----------   -----------
                                                           ($ IN MILLIONS)
BALANCE, DECEMBER 31, 2003...........     $1,345          $114          $(102)       $1,357
                                          ------          ----          -----        ------
Unrealized gains on investment
  securities, net of tax of $81......        145            --             --           145
Foreign currency translation
  adjustment, net of tax of $24......         --            45             --            45
Add: Derivative instrument hedging
  activity gains, net of tax of
  $53................................         --            --             98            98
                                          ------          ----          -----        ------
Period change........................        145            45             98           288
                                          ------          ----          -----        ------
BALANCE, DECEMBER 31, 2004...........     $1,490          $159          $  (4)       $1,645
                                          ======          ====          =====        ======

8.  LEASES

     Most leasing functions for the TB are administered by a Citigroup subsidiary. Net rent expense for the TB was $11 million in 2004.

                                                      MINIMUM OPERATING   MINIMUM CAPITAL
YEAR ENDING DECEMBER 31,                               RENTAL PAYMENTS    RENTAL PAYMENTS
------------------------                              -----------------   ---------------
                                                                ($ IN MILLIONS)
2005................................................         $ 9                $ 5
2006................................................           8                  5
2007................................................           8                  6
2008................................................           6                  6
2009................................................           1                  6
Thereafter..........................................          --                 12
                                                             ---                ---
Total rental payments...............................         $32                $40
                                                             ===                ===

9.  DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

  DERIVATIVE FINANCIAL INSTRUMENTS

     The TB use derivative financial instruments, including financial futures contracts, swaps, interest rate caps, options and forward contracts, as a means of hedging exposure to interest rate changes, equity price changes, credit and foreign currency risk. The TB also use derivative financial instruments to enhance portfolio income and replicate cash market investments. The TB, through Tribeca, hold and issue derivative instruments in conjunction with these investment strategies designed to enhance portfolio returns.

     The TB use exchange traded financial futures contracts to manage their exposure to changes in interest rates or equity market prices that arise from the sale of certain insurance and investment products, or the need to reinvest proceeds from the sale or maturity of investments. In addition, the TB enter into interest rate

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

futures contracts in connection with macro hedges intended to reduce interest rate risk by adjusting portfolio duration. To hedge against adverse changes in interest rates or equity market prices, the TB enter long or short positions in financial futures contracts, which offset asset price changes resulting from changes in market interest rates or equity market prices until an investment is purchased, or a product is sold. Futures contracts are commitments to buy or sell at a future date a financial instrument, at a contracted price, and may be settled in cash or through delivery.

     The TB use equity option contracts to manage their exposure to changes in equity market prices that arise from the sale of certain insurance products. To hedge against adverse changes in the equity market prices, the TB enter long positions in equity option contracts with major financial institutions. These contracts allow the TB, for a fee, the right to receive a payment if the referenced index, such as the Standard and Poor's 500 Index, falls below agreed upon strike prices.

     Currency option contracts are used on an ongoing basis to hedge the TB' exposure to foreign currency exchange rates that result from the TB' direct foreign currency investments. To hedge against adverse changes in exchange rates, the TB enter into contracts that give them the right, but not the obligation, to sell the foreign currency within a limited time at a contracted price that may also be settled in cash, based on differentials in the foreign exchange rate. These contracts cannot be settled prior to maturity.

     The TB enter into interest rate swaps in connection with other financial instruments to provide greater risk diversification and better match the cash flows from assets and related liabilities. In addition, the TB enter into interest rate swaps in connection with macro hedges intended to reduce interest rate risk by adjusting portfolio duration. Under interest rate swaps, the TB agree with other parties to exchange, at specified intervals, the difference between fixed rate and floating rate interest amounts calculated by reference to an agreed upon notional principal amount. The TB also enter into basis swaps in which both legs of the swap are floating with each based on a different index. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. A single net payment is usually made by one counterparty at each due date.

     The TB enter into currency swaps in connection with other financial instruments to provide greater risk diversification and better match assets purchased in one currency, such as U.S. dollars, with a corresponding liability originated in a different currency. Under currency swaps, the TB agree with other parties to exchange, at specified intervals, one currency for a different currency. Generally, there is an exchange of currency at the outset of the contract based upon prevailing foreign exchange rates. Swap agreements are not exchange traded so they are subject to the risk of default by the counterparty. The TB enter into interest rate caps in connection with other financial instruments to provide greater risk diversification and better match assets and liabilities. In addition, the TB enter into interest rate caps in connection with macro hedges intended to reduce interest rate risk by adjusting portfolio duration. Under interest rate caps, the TB pay a premium and is entitled to receive cash payments equal to the excess of the market interest rates over the strike prices multiplied by the notional principal amount. Interest rate cap agreements are not exchange traded so they are subject to the risk of default by the counterparty.

     Forward contracts are used on an ongoing basis to hedge the TB' exposure to foreign currency exchange rates that result from direct foreign currency investments. To hedge against adverse changes in exchange rates, the TB enter into contracts to exchange foreign currency for U.S. dollars with major financial institutions. These contracts cannot be settled prior to maturity. At the maturity date the TB must purchase the foreign currency necessary to settle the contracts.

     The TB enter into credit default swaps in conjunction with a fixed income investment to reproduce the investment characteristics of a different investment. The TB will also enter credit default swaps to reduce exposure to certain corporate debt security investment exposures that it holds. Under credit default swaps, the

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

TB agree with other parties to receive or pay, at specified intervals, fixed or floating rate interest amounts calculated by reference to an agreed notional principal amount in exchange for the credit default risk of a specified bond. Swap agreements are not exchange traded so they are subject to the risk of default by the counterparty.

     Several of the TB' hedging strategies do not qualify or are not designated as hedges for accounting purposes. This can occur when the hedged item is carried at fair value with changes in fair value recorded in earnings, the derivative contracts are used in a macro hedging strategy, the hedge is not expected to be highly effective, or structuring the hedge to qualify for hedge accounting is too costly or time consuming.

     The TB monitor the creditworthiness of counterparties to these financial instruments by using criteria of acceptable risk that are consistent with on-balance sheet financial instruments. The controls include credit approvals, credit limits and other monitoring procedures. Additionally, the TB enter into collateral agreements with its derivative counterparties. As of December 31, 2004, the TB held collateral under these contracts amounting to approximately $813.0 million.

     The table below provides a summary of the notional and fair value of derivatives by type:

                                                                DECEMBER 31, 2004
                                                                    FAIR VALUE
                                                        ----------------------------------
                                                        NOTIONAL
DERIVATIVE TYPE                                          AMOUNT      ASSETS    LIABILITIES
---------------                                         ---------   --------   -----------
                                                                 ($ IN MILLIONS)
Interest rate, equity and currency swaps..............  $ 9,335.8   $  949.6     $156.2
Financial futures.....................................    1,775.9         --         --
Interest rate and equity options......................    1,361.9      201.8         --
Currency forwards.....................................      713.3        8.8        8.5
Credit derivatives....................................      414.1        3.8        3.4
Interest rate caps....................................      117.5        3.1         --
Embedded derivatives included in liabilities..........         --         --      181.3
                                                        ---------   --------     ------
  TOTAL...............................................  $13,718.5   $1,167.1     $349.4
                                                        =========   ========     ======

     The following table summarizes certain information related to the TB' hedging activities for the year ended December 31, 2004:

                                                                 YEAR ENDED
IN MILLIONS OF DOLLARS                                        DECEMBER 31, 2004
----------------------                                        -----------------
Hedge ineffectiveness recognized related to fair value
  hedges....................................................       $(33.2)
Hedge ineffectiveness recognized related to cash flow
  hedges....................................................          6.1
Net loss recorded in accumulated other changes in equity
  from nonowner sources related to net investment hedges....         (0.6)
Net loss from economic hedges recognized in earnings........        (29.5)

     During the year ended December 31, 2004 there were no discontinued forecasted transactions. The amount expected to be reclassified from accumulated other changes in equity from nonowner sources into pre-tax earnings for cash flow hedges within twelve months from December 31, 2004 is $(68.9) million.

  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     In the normal course of business, the TB issue fixed and variable rate loan commitments and have unfunded commitments to partnerships and joint ventures. All of these commitments are to unaffiliated

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

entities. The off-balance sheet risk of fixed and variable rate loan commitments was $374.3 million at December 31, 2004. The TB had unfunded commitments of $1,040.9 million to these partnerships at December 31, 2004.

  FAIR VALUE OF CERTAIN FINANCIAL INSTRUMENTS

     The TB use various financial instruments in the normal course of its business. Certain insurance contracts are excluded by SFAS No. 107, "Disclosure about Fair Value of Financial Instruments," and therefore are not included in the amounts discussed.

     At December 31, investments in fixed maturities had a carrying value and a fair value of $45.4 billion. See Note 3.

     At December 31, 2004, mortgage loans had a carrying value of $2.2 billion and a fair value of $2.3 billion. In estimating fair value, the TB used interest rates reflecting the current real estate financing market.

     At December 31, 2004, contractholder funds with defined maturities had a carrying value of $17.4 billion and a fair value of $17.8 billion. The fair value of these contracts is determined by discounting expected cash flows at an interest rate commensurate with the TB' credit risk and the expected timing of cash flows. Contractholder funds without defined maturities had a carrying value of $14.4 billion and a fair value of $14.1 billion at December 31, 2004. The contracts without defined maturities are fair valued using surrender values.

     The carrying values of $569 million of financial instruments classified as other assets approximated their fair values at December 31, 2004. The carrying value of $2.8 billion of financial instruments classified as other liabilities at December 31, 2004 also approximated their fair values at both December 31, 2004. Fair value is determined using various methods, including discounted cash flows, as appropriate for the various financial instruments.

     The carrying values of cash, trading securities and trading securities sold not yet purchased are carried at fair value. The carrying values of short-term securities and investment income accrued approximated their fair values. The carrying value of policy loans, which have no defined maturities, is considered to be fair value.

10.  COMMITMENTS AND CONTINGENCIES

  DOMESTIC

  Litigation

     In August 1999, an amended putative class action complaint captioned Lisa Macomber, et al. vs. Travelers Property Casualty Corporation, et al. was filed in New Britain, Connecticut Superior Court against TIC, its parent corporation, certain of TIC's affiliates (collectively TLA), and TIC's former affiliate, Travelers Property Casualty Corporation. The amended complaint alleges Travelers Property Casualty Corporation purchased structured settlement annuities from TIC and spent less on the purchase of those structured settlement annuities than agreed with claimants; and that commissions paid to brokers of structured settlement annuities, including a TIC affiliate, were paid, in part, to Travelers Property Casualty Corporation. The amended complaint was dismissed and following an appeal by plaintiff in September 2002 the Connecticut Supreme Court reversed the dismissal of several of the plaintiff's claims. On May 26, 2004, the Connecticut Superior Court certified a nation wide class action. The class action claims against TLA are violation of the Connecticut Unfair Trade Practice Statute, unjust enrichment and civil conspiracy. On June 15, 2004, the Defendants, including TLA, appealed the Connecticut Superior Court's May 26, 2004 class certification order.

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     In 2003 and 2004, several issues in the mutual fund and variable insurance product industries have come under the scrutiny of Federal and state regulators. Like many other companies in our industry, TIC and certain of the DTB legal entities have received a request for information from the Securities and Exchange Commission (SEC) and a subpoena from the New York Attorney General regarding market timing and late trading. During 2004 the SEC requested additional information about variable product operations on market timing, late trading and revenue sharing, and the SEC, the NASD and the New York Insurance Department have made inquiries into these issues and other matters associated with the sale and distribution of insurance products. In addition, like many insurance companies and agencies, in 2004 and 2005 TIC and certain of the DTB legal entities received inquiries from certain state Departments of Insurance regarding producer compensation and bidding practices. TIC and certain of the DTB legal entities are cooperating fully with all of these requests and are not able to predict their outcomes.

     In addition, TIC and certain of the DTB legal entities are defendants or co-defendants in various other litigation matters in the normal course of business. These include civil actions, arbitration proceedings and other matters arising in the normal course of business out of activities as an insurance company, a broker and dealer in securities or otherwise.

     In the opinion of DTB' management, the ultimate resolution of these legal and regulatory proceedings would not be likely to have a material adverse effect on the combined financial condition or liquidity, but, if involving monetary liability, may be material to the TB' operating results for any particular period.

  Other

     DTB are members of the Life & Health Insurance Guarantee Association in each of the states they are licensed to conduct business, which have the authority to assess DTB for the purpose of raising funds in order to pay claims and expenses of insurance companies that have been declared insolvent and are unable to meet their legal obligations. At this time, DTB cannot make an estimate of what assessment from the Association would amount to.

     TIC is a member of the Federal Home Loan Bank of Boston (the Bank), and in this capacity has entered into a funding agreement (the funding agreement) with the Bank where a blanket lien has been granted to collateralize the Bank's deposits. TIC maintains control of these assets, and may use, commingle, encumber or dispose of any portion of the collateral as long as there is no event of default and the remaining qualified collateral is sufficient to satisfy the collateral maintenance level. The funding agreement further states that upon any event of default, the Bank's recovery is limited to the amount of the member's outstanding funding agreement. The amount of TIC's liability for funding agreements with the Bank as of December 31, 2004 is $1.1 billion, included in contractholder funds. The TB holds $60.3 million of common stock of the Bank, included in equity securities.

  INTERNATIONAL

  Japan Joint Venture

     Pursuant to the joint venture agreement governing the ITB' Japan joint venture interest, upon a change of control of CitiInsurance International Holdings Inc. (CIHI), Mitsui Sumitomo Insurance Co., Ltd. (MSI), the ITB' partner in the Japan joint venture, has the right to purchase all of the joint venture shares owned by CIHI at a price per share equal to the fair market value thereof as determined by an independent financial advisor. Such right may be exercised not later than 30 days after notice of the change of control is received by MSI.

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  Siembra Group

     As the economic situation, as well as legal and regulatory issues, in Argentina remain fluid, the Siembra Group is watching the potential impact that government actions may have on our pension and insurance businesses, including the potential for pension reform, re-dollarization of pension annuities, impact of debt restructurings, and the liquidity and capital needs of the pension and insurance subsidiaries. Additional costs to the Siembra Group will depend on future actions by the Argentine government and the Siembra Group. Additional losses may be incurred.

  Injunctions (Amparos)

     The Argentina businesses have received court injunctions relating to customers' claims that they are owed U.S. dollars despite the government mandated conversion into pesos of all U.S. dollar denominated contracts at specified rates. If a customer is successful, an Argentine judge may issue an order of Amparos allowing the customer to withdrawal the original U.S. dollar denominated balance at the current free-floating exchange rate, resulting in a loss to the Siembra Group. The Siembra Group accounts for Amparos as litigation costs. Because the Siembra Group cannot monitor the number or related amounts of Amparos in the court system, combined with the uncertainty related to the legal issues surrounding their enforcement, the total exposure is not reasonably estimable. Therefore, the Siembra Group accounts for Amparos losses as specific court orders to pay are received.

     In the opinion of ITB' management, the ultimate resolution of these legal and regulatory proceedings would not be likely to have a material adverse effect on the combined financial condition or liquidity, but, if involving monetary liability, may be material to the TB' operating results for any particular period.

11.  RELATED PARTY TRANSACTIONS

  DOMESTIC

     The DTB conduct business under various company names, including TIC, TLAC, CLIC, FCLIC, CILIC and TLARC. Prior to the Agreement, all of DTB was consolidated under Citigroup, their ultimate parent. The following discussions are categorized between the domestic and international operations and provide a summary of significant intercompany transactions.

     Citigroup and certain of its subsidiaries provide investment management and accounting services, payroll, internal auditing, benefit management and administration, property management and information technology services to the DTB as of December 31, 2004. DTB paid Citigroup and its subsidiaries $102.7 million in 2004 for these services, including $61.7 from TIC to TSI for investment services. The financial results reflect allocations of corporate expenses from Citigroup, which may be different from comparable expenses that would have been incurred, had the DTB operated as a standalone company. The amounts due to affiliates related to these services, included in other liabilities at December 31, 2004 was insignificant.

     At December 31, 2004 DTB had outstanding loaned securities to its affiliate Smith Barney (SB), a division of Citigroup Global Markets, Inc., of $348 million.

     DTB had investments in an affiliated joint venture, Tishman Speyer, in the amount of $92.9 million at December 31, 2004. Income of $54.2 million was earned on these investments in 2004.

     DTB also had an investment in Greenwich Street Capital Partners I, an affiliated private equity investment, in the amount of $42.2 million December 31, 2004. Income of $4.3 million was earned on this investment in 2004.

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     In the ordinary course of business, DTB purchases and sells securities through affiliated broker-dealers. These transactions are conducted on an arm's-length basis. Amounts due to SB were $363.7 million at December 31, 2004

     DTB markets deferred annuity products and life insurance through SB. Annuity deposits related to these products were $877 million in 2004. Life premiums were $137.5 million in 2004. Commissions and fees paid to SB were $71.9 million in 2004.

     DTB also markets individual annuity and life insurance through CitiStreet Retirement Services, a division of CitiStreet LLC, (CitiStreet), a joint venture between Citigroup and State Street Bank. Deposits received from CitiStreet were $1.5 billion in 2004. Commissions and fees paid to CitiStreet were $45.9 million in 2004.

     DTB markets individual life and annuity products through an affiliate Citibank, N.A. (together with its subsidiaries, Citibank). Life premiums were $43 million, and annuity deposits received from Citibank were $529 million in 2004. Commissions and fees paid to Citibank were $44.3 million in 2004.

     Primerica Financial Services (PFS), an affiliate, is a distributor of products for DTB. PFS sold $983 million of individual annuities in 2004. Commissions and fees paid to PFS were $75.4 million in 2004.

  INTERNATIONAL

     ITB conducts business through various legal entities (see Note 1). Prior to the Agreement, all of the ITB entities were consolidated under Citigroup, their ultimate parent. The following discussions provide a summary of significant intercompany transactions for the international operations.

     As of December 31, 2004 ITB has approximately $125.4 million of cash and short-term securities with Citigroup banking operations around the world.

     The ITB are heavily integrated with the Citigroup banking and finance operations around the world. Wherever possible, the ITB utilize Citigroup's international infrastructure to support the insurance operations. In general, services rendered between Citigroup entities and the ITB, which include real estate services, information technology, treasury services, human resources services and accounting support, are at fair market value and are settled either in cash through the Citigroup MIS, as described below.

  CITIGROUP MIS PROCESS

     ITB operations utilize the Citigroup MIS process to report its management financial statements. Within Citigroup, MIS transactions are used to allocate revenue and expense adjustments between Citigroup legal entities to create management based income statements by region and product type. The ITB receive allocations for their manufacturing of insurance products distributed through Citigroup distribution channels not being sold. MIS transactions are generally at fair market value between Citigroup entities for various services rendered without transfer of cash.

     Within Citigroup, all MIS transactions eliminate in consolidation and have no impact on the consolidation of Citigroup. The combined financial statements as they have been presented here do include a number of MIS transactions between ITB legal entities and Citigroup legal entities that do not impact the balance sheet, but do impact the income statement. Going forward, ITB entities will no longer be able to utilize MIS transactions. All services rendered between Citigroup and ITB must be settled in cash.

     As a result of moving from an MIS to a cash basis settlement of transactions, there may be certain sales tax implications for both parties. However, the nature and amounts of these taxes are not known at this time, but are not expected to be material to the business as a whole.

                     CITIGROUP LIFE INSURANCE AND ANNUITIES

              ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

12.  SUBSEQUENT EVENT

  INTERNATIONAL

     On January 14, 2005, AFJP tendered defaulted government debt as part of a general Argentine debt restructuring in expectation of receiving new securities. As of December 31, 2004, securities tendered had a fair value of 33 million Argentine pesos (approximately $11 million). These securities are expected to have a mandatory trading restriction of one year after receipt and are, therefore, not expected to have a publicly quoted fair market value until such time that they can be traded.